EXHIBIT 10.1


                         EXECUTIVE EMPLOYMENT AGREEMENT

         This Executive Employment Agreement (this "Agreement") is made and entered into as of this 8th day of March 2007, by and between MPLC, Inc. a Delaware corporation (the "COMPANY") and Scott Walker ("EXECUTIVE").

1.       ENGAGEMENT AND DUTIES.

                  1.1 Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby engages and employs Executive as Chief Marketing Officer. Executive hereby accepts such engagement and employment.

                  1.2 Executive will have access to certain confidential information and may, during the course of his employment, develop certain information which will be the property of the Company. Executive will be required to sign the Company's "Proprietary Information and Assignment of Inventions Agreement" as a condition of his employment under this Agreement.

                  1.3 Executive's duties and responsibilities shall be as follows: those duties and responsibilities customarily vested in the office of Chief Marketing Officer of a corporation in the business currently conducted by the Company, subject to the supervision, direction and control of the Chief Executive Officer and Board of Directors (the "BOARD") of the Company. In addition, Executive's duties shall include those duties and services for the Company and its subsidiaries and affiliates as the Chief Executive Officer or Board shall from time to time reasonably direct. Executive shall report directly to the Company's Chief Executive Officer.

                  1.4 Executive agrees to devote his primary business time, energies, skills, efforts and attention to his duties hereunder, and will not, without the prior written consent of the Company, which consent will not be unreasonably withheld, render any material services to any other business concern. Executive will use his best efforts and abilities faithfully and diligently to promote the Company's business interests.

                  1.5 Except for routine travel incident to the business of the Company, Executive shall perform his duties and obligations under this Agreement principally from an office provided by the Company in Orange County, California, or such other location in Orange County or Los Angeles County, as the Board may from time to time determine.

2. TERM OF EMPLOYMENT. Executive's employment pursuant to this Agreement shall commence on the date of this Agreement ("START DATE") and shall terminate on the earliest to occur of the following:

         (a)      the close of business on June 1, 2008;

         (b)      the death of Executive;

         (c) delivery to Executive of written notice of termination by the Company if Executive shall suffer a "permanent disability," which for purposes of this Agreement shall mean a physical or mental disability which renders Executive, in the reasonable judgment of the Board, unable to perform his duties and obligations under this Agreement for 90 days in any 12-month period;

         (d)      notice to Executive of  termination  by the Company for Cause.
         For


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         purposes of this  Agreement,  Cause means:  (ii) any material breach of any of the terms of this Agreement; (ii) any act or omission knowingly undertaken or omitted by Executive with the intent of causing damage to the Company, its properties, assets or business, goodwill, or its stockholders, officers, directors or employees; (ii) commission of any material act of dishonesty, fraud, misrepresentation, misappropriation, embezzlement, or other act of moral turpitude; (iii) Executive's consistent failure to perform his normal duties or any obligation under any provision of this Agreement, in either case, as directed by the Board; (iv) conviction of, or pleading nolo contendere to (A) any crime or offense involving monies or other property of the Company; (B) any felony offense; or (C) any crime of moral turpitude; or (v) the chronic or habitual use or consumption of drugs or alcoholic beverages; or

         (e) notice to Executive of termination by the Company "without cause."

         After the expiration of the Employment term under Section 2(a), if Executive continues to be employed by the Company, such employment shall be terminable "at will" by either the Company or Executive and the terms and conditions of this Agreement shall continue to apply; provided, however, that if the Company terminates Executive's "at will" employment without Cause, then the severance amount set forth in Section 3.1 payable to Executive as a result of such termination shall be equal to one month's pay at Executive's then-current base salary and such amount shall be paid in a lump sum within 20 calendar days of the date of Executive's termination.

         In the event Executive is terminated for Cause pursuant to section 2(d), the Executive shall only receive his base salary though the termination date and shall not be entitled to any additional compensation, including salary, bonus or commissions.

3.       COMPENSATION; EXECUTIVE BENEFIT PLANS.

                  3.1 BASE SALARY. Commencing on the Start Date, the Company shall pay Executive an annual base salary of $225,000. Executive's annual base salary will be increased to $250,000 on June 1, 2007 as previously agreed in Executive's prior employment agreement with the Company. Executive's base salary shall be payable in installments in the same manner and at the same times the Company pays base salaries to other executives of the Company. In the event that Executive's employment is terminated pursuant to Section 2(e), above (i.e., without cause), the Company shall continue to pay Executive's then-current base salary and the Bonus described in Section 3.2 below as severance pay for the balance of the initial term hereof, and Executive shall retain only those Options described in Section 3.3, below, that have vested prior to the effective date of such termination.

                  3.2 BONUS. Commencing for fiscal year 2007, the Executive shall be entitled to participate in the Company's Management Incentive Program, pursuant to which the Company will set aside in a fund (the "MIP FUND") each fiscal year for payment to Executive and such other members of management as determined by the Board, an amount based upon of the Company's EBIT for such fiscal year. The portion of the MIP Fund payable to Executive (the "EBIT BONUS"), if any, will be determined by the Board in its sole discretion. For purposes hereof, "EBIT" shall mean earnings before interest and taxes, calculated based on the Company's audited consolidated financial statements for the applicable fiscal year prepared in accordance with generally accepted accounting principles in the United States. The EBIT


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Bonus,  if any,  shall be payable in cash or cash  equivalent on April 15 of the year immediately following the fiscal year for which such EBIT Bonus is calculated; provided that Executive must be employed by the Company on such payment date in order to be entitled to and receive any such EBIT Bonus payment.

                  3.3 STOCK OPTIONS; CANCELLATION OF PRIOR GRANTS; LOCK-UP. Subject to approval by the Company's Board of Directors, you will be granted an option to purchase up to 37,500 shares of the Company's Common Stock (the "OPTIONS") at an exercise price of $6.00 per share (such share number and exercise price calculated on a post 300 to 1 stock split currently being effected by the Company). The Options will be governed by and granted pursuant to a separate stock option agreement., The Options will be subject to vesting so long as you continue to be employed by the Company, according to the schedule set forth in the stock option agreement. All options to purchase shares of the equity securities of New Motion, Inc. which have previously been granted to you are hereby cancelled effectively immediately and without any further action of the Executive or the Company. In addition, Executive shall enter into a lock-up agreement, in form and substance reasonably satisfactory to the Company, agreeing not to sell or otherwise transfer any shares of Common Stock Executive now owns or hereafter acquires for a period of two years from the date of this Agreement.

                  3.4 VACATION. You will receive three weeks paid vacation. All vacation shall be paid and earned in accordance with the Company's vacation policy.

                  3.5 OTHER BENEFITS. During the term of his employment hereunder, Executive and family shall be eligible to participate in all operative employee benefit and welfare plans of the Company then in effect from time to time and in respect of which all executives of the Company generally are entitled to participate ("COMPANY EXECUTIVE BENEFIT PLANS"), including, to the extent then in effect, auto allowances, group life, medical, disability and other insurance plans, all on the same basis applicable to employees of the Company whose level of management and authority is comparable to that of Executive. The costs of which shall be borne by the Company.

                  3.6 The Company reserves the right to modify, suspend, or discontinue any and all of the above-mentioned plans, practices, policies and programs at any time as long as such action is taken generally with respect to other similarly situated executives of the Company.

                  3.7 The Company may deduct from any compensation payable to Executive the minimum amounts sufficient to cover applicable federal, state and/or local income tax withholding, old-age and survivors' and other social security payments, state disability and other insurance premiums and payments. This shall also apply to bonus payments where Executive elects to receive stock instead of cash, except that Executive shall provide the funds necessary for the Company to comply with its withholding obligations. This may be accomplished either by depositing such funds with the Company or the Company is authorized to offset the amounts required for withholding from Executive's Base Salary.

4.       EXPENSES.


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                  4.1 GENERALLY.  Executive  shall be entitled to  reimbursement from the Company for the reasonable costs and expenses which he incurs in connection with the performance of his duties and obligations under this Agreement in a manner consistent with the Company's practices and policies as adopted or approved from time to time, by the Board for executive officers generally.

                  4.2 TRAVEL. All travel requests must be approved in advance by the Company's Chief Executive Officer. The Company will reimburse Executive for expenses reasonably incurred by him for business travel, including transportation, lodging and reasonable entertainment expenses, pursuant to the Company's Travel Policy.

                  4.3 VEHICLE. The Company will reimburse Executive for automobile expenses for one vehicle, including lease or finance payments, gasoline, insurance, maintenance, repairs and all other reasonable costs associated with the vehicle, up to a maximum reimbursement of $1,200 per month.

                  4.4 MOBILE TELEPHONE/PDA. The Company will reimburse Executive for the monthly fees associated with a mobile telephone and Blackberry service, up to a maximum of $300 per month.

5.       DISPUTE RESOLUTION.

                  5.1 AGREEMENT TO ARBITRATE. Executive and the Company agree to arbitrate before a neutral arbitrator any and all disputes or claims arising from or relating to Executive's recruitment to or employment with the Company, or the termination of that employment, including claims against any current or former agent or employee of the Company, whether the disputes or claims arise in tort, contract, or pursuant to a statute, regulation, or ordinance now in existence or which may in the future be enacted or recognized, including, but not limited to, the following claims:

         o claims for fraud, promissory estoppel, fraudulent inducement of contract or breach of contract or contractual obligation, whether such alleged contract or obligation be oral, written, or express or implied by fact or law;

         o claims for wrongful termination of employment, violation of public policy and constructive discharge, infliction of emotional distress, misrepresentation, interference with contract or prospective economic advantage, defamation, unfair business practices, and any other tort or tort-like causes of action relating to or arising from the employment relationship or the formation or termination thereof;

         o claims of discrimination, harassment, or retaliation under any and all federal, state, or municipal statutes, regulations, or ordinances that prohibit discrimination, harassment, or retaliation in employment, as well as claims for violation of any other federal, state, or municipal statute, regulation, or ordinance, except as set forth herein; and

         o claims for non-payment or incorrect payment of wages, commissions, bonuses, severance, employee fringe benefits, stock options and the like, whether such claims be pursuant to alleged express or implied contract or obligation, equity, the California Labor Code, the Fair Labor Standards Act, the Employee Retirement


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                  Income  Securities  Act,  and any  other  federal,  state,  or municipal laws concerning wages, compensation or employee benefits.

                  5.2 CLAIMS EXCLUDED FROM ARBITRATION. The Company and Executive understand and agree that arbitration of the disputes and claims covered by this Agreement shall be the sole and exclusive mechanism for resolving any and all existing and future disputes or claims arising out of Executive's recruitment to or employment with the Company or the termination thereof. The Company and Executive further understand and agree that the following disputes and claims are not covered by this Agreement and shall therefore be resolved as permitted or required by the law then in effect:

         o        claims  for  workers'  compensation   benefits,   unemployment
                  insurance, or state or federal disability insurance;

         o        claims for injunctive and/or other equitable relief; and

         o any other dispute or claim that has been expressly excluded from arbitration by law.

         Also, nothing in this section should be interpreted as restricting or prohibiting Executive from filing a charge or complaint with a federal, state, or local administrative agency charged with investigating and/or prosecuting complaints under any applicable federal, state or municipal law or regulation. Any dispute or claim that is not resolved through the federal, state, or local agency must be submitted to arbitration in accordance with this section.

                  5.3 WAIVER OF COURT OR JURY TRIAL.  Executive  and the Company
         understand and agree that the arbitration of disputes and claims under this section shall be instead of a trial before a court or jury or a hearing before a government agency. Executive and the Company understand and agree that, by signing this Agreement, Executive and the Company are expressly waiving any and all rights to a trial before a court or jury or before a government agency regarding any disputes and claims which we now have or which we may in the future have that are subject to arbitration under this section.

                  5.4 ARBITRATION PROCEDURES. The arbitrator shall issue a written award that sets forth the essential findings and conclusions on which the award is based. The arbitrator shall have the authority to award any relief authorized by law in connection with the asserted claims or disputes. The arbitrator's award shall be final and binding on both the Company and Executive and it shall provide the exclusive remedy(ies) for resolving any and all disputes and claims subject to arbitration under this section. The arbitrator's award shall be subject to correction, confirmation, or vacation, as provided by California Code of Civil Procedure Section 1285.8 et seq and any applicable California case law setting forth the standard of judicial review of arbitration awards.

                  The arbitration shall be conducted in accordance with the National Rules for the Resolution of Employment Disputes of the
         American Arbitration Association; provided, however, that the Arbitrator shall allow the discovery authorized by California Code of Civil Procedure section 1283.05 or any other discovery required by California law. Also, to the extent that any of the National Rules for the Resolution of Employment Disputes or anything in this


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         Agreement  conflicts  with  any  arbitration   procedures  required  by
         California law, the arbitration procedures required by California law shall govern.

                  5.5 PLACE OF ARBITRATION. The arbitration shall take place in Orange County, California, or, at the Executive's option, the county in which the Executive resides at the time the arbitrable dispute(s) or claim(s) arose, or in any county in which venue would have been proper if Executive were free to bring the dispute(s) or claim(s) in court.

                  5.6 GOVERNING LAW. This Agreement and its validity, construction and performance shall be governed by the laws of the State of California, without reference to rules relating to conflicts of law. Any dispute(s) and claim(s) to be arbitrated under this section shall be governed by the laws of the State of California, without reference to rules relating to conflicts of law.

                  5.7  COSTS  OF   ARBITRATION.   The  Company   will  bear  the
         arbitrator's fee and any other type of expense or cost that the employee would not be required to bear if he or she were free to bring the dispute(s) or claim(s) in court as well as any other expense or cost that is unique to arbitration. The Company and Executive shall each bear their own attorneys' fees incurred in connection with the arbitration, and the arbitrator will not have authority to award attorneys' fees unless a statute or contract at issue in the dispute authorizes the award of attorneys' fees to the prevailing party, in which case the arbitrator shall have the authority to make an award of attorneys' fees as required or permitted by applicable law. If there is a dispute as to whether the Company or Executive is the prevailing party in the arbitration, the arbitrator will decide this issue.

                  5.8 KNOWING WAIVER. Executive has been advised to consult with an attorney of his our own choosing before signing this Agreement, and has had an opportunity to do so. Executive agrees that he has read this section carefully and understands that by signing this Agreement, he is waiving all rights to a trial or hearing before a court or jury of any and all disputes and claims regarding Executive's employment with the Company or the recruitment to or termination thereof (except as otherwise stated herein).

6.       MISCELLANEOUS.

                  6.1 NOTICES. All notices, requests and other communications (collectively, "Notices") given pursuant to this Agreement shall be in writing, and shall be delivered by personal service or by United States first class, registered or certified mail (return receipt requested), postage prepaid, addressed to the party at the address set forth below:

                    If to Company:        New Motion, Inc
                                          42 Corporate Park, Suite 250
                                          Irvine CA 92606
                                          949-777-3700 (phone)
                                          949-777-3707 (fax)
                                          Attn: Chief Executive Officer


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                    If to Executive:      Scott Walker
                                          42 Corporate Park, Suite 250
                                          Irvine CA 92606


         Any Notice shall be deemed duly given when received by the addressee thereof, provided that any Notice sent by registered or certified mail shall be deemed to have been duly given three days from date of deposit in the United States mails, unless sooner received. Either party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this section.

                  6.2 ENTIRE AGREEMENT. This Agreement contains the sole and entire Agreement and understanding of the parties with respect to the entire subject matter of this Agreement, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Agreement, including that certain Executive Employment Agreement, dated October 1, 2005, between Executive and New Motion, Inc., are hereby superseded and merged herein. No representations, oral or otherwise, express or implied, other than those contained in this Agreement have been relied upon by any party to this Agreement.

                  6.3 SEVERABILITY. The Company and Executive believe the covenants contained in this Agreement are reasonable and fair in all respects, and are necessary to protect the interests of the Company and Executive. However, in case any one or more of the provisions or parts of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid, illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.

                  6.4 NEUTRAL INTERPRETATION. This Agreement constitutes the product of the negotiation of the parties hereto and the enforcement hereof shall be interpreted in a neutral manner, and not more strongly for or against either party based upon the source of the draftsmanship hereof.

                  6.5 CAPTIONS. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

                  6.6 INDEMNIFICATION. The Company shall provide indemnification for its directors and officers (which shall include Executive) to the maximum extent allowed by the Company's Articles of Incorporation, by-laws or Section 145 of the Delaware General Corporation Law.

                  6.7 BUSINESS DAY. If the last day permissible for delivery of any Notice under any provision of this Agreement, or for the performance of any obligation under this Agreement, shall be other than a business day, such last day for such Notice or performance shall be


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         extended to the next following business day (provided,  however,  under no circumstances shall this provision be construed to extend the date of termination of this Agreement).

                  6.8 MISCELLANEOUS This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement embodies the entire Agreement and understanding of the parties hereto in respect of the subject matter contained herein and may not be modified orally, but only by a writing subscribed by the party charged therewith. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior Agreements and understandings (whether oral or written) between the parties with respect to such subject matter.

         In witness whereof, the parties have executed this Agreement as of the date first set forth above.

Company: MPLC, INC.


By: /s/ Burton Katz                                 By: /s/ Scott Walker
    ----------------------------                        ------------------------
    Burton Katz,                                        Scott Walker
    Chief Executive Officer


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